UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2021 (June 17, 2021)

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-35636	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Cox Road, Suite 110
Glen Allen, Virginia 23060
(Address, including zip code, of Principal Executive Offices)
(888) 482-8068
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2021, the Board of Directors (the “Board”) of ASGN Incorporated (the “Company”), on the recommendation of the Company’s Nominating and Corporate Governance Committee, nominated Maria R. Hawthorne to replace the vacancy created on the Board with the retirement that day of the Board’s former Chairman, Jeremy M. Jones, effective immediately. She will be a Class III director and will be up for re-election at the next Annual Meeting of Stockholders. She will also serve on the Board’s Audit Committee, and has been determined by the Board to be “independent” pursuant to the definition set forth by the New York Stock Exchange.

Ms. Hawthorne, age 62, was president and chief executive officer of PS Business Parks, Inc. (“PSB”), a member of the S&P MidCap 400 and publicly-traded real estate investment trust (REIT) where she served in multiple other roles, including chief financial officer, chief administrative officer and executive vice president from 1988 to September 2020. She is currently a member of PSB’s board of directors. During Ms. Hawthorne’s tenure at PSB, the company saw double-digit shareholder returns and an upgraded credit rating. When she was an executive vice president with the company, she supported the rollout of advanced technologies that resulted in PSB becoming the first commercial real estate organization in the country to fully automate its leasing process. She also put in place long-term strategic initiatives, compensation programs and talent development efforts. Ms. Hawthorne also serves on the board and as an audit committee member for Essex Property Trust, a fully-integrated REIT publicly traded on the NYSE and a member of the S&P 500. She is a member of the National Association of Corporate Directors (NACD) Southern California Real Estate Roundtable. Ms. Hawthorne is an experienced public company Board member and accomplished chief executive officer and contributes to the Company’s Board her extensive experience in financial and operational strategies, capital markets, acquisitions, enterprise risk management and leadership development.

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 17, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) virtually. A total of 53,187,921 shares of the Company’s common stock were entitled to vote as of April 19, 2021, the record date for the Annual Meeting. There were 51,062,355 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on several proposals. Below is a summary of the proposals and corresponding votes.

Proposal 1.  Election of Directors

The first proposal was the election of three members of the Board to serve as directors until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified. Joseph W. Dyer, Mariel A. Joliet, Marty R. Kittrell and Carol J. Lindstrom were elected receiving votes as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Joseph W. Dyer	48,535,724	348,745	53,766	2,124,120
Mariel A. Joliet	48,287,598	623,113	27,524	2,124,120
Marty R. Kittrell	47,063,648	1,846,888	27,699	2,124,120
Carol J. Lindstrom	48,853,350	34,060	50,825	2,124,120

Proposal 2.  Advisory Vote on Executive Compensation

The non-binding advisory vote to approve the Company’s executive compensation for the year ended December 31, 2020 was approved as follows:

For	Against	Abstain	Broker Non-Votes
47,774,933	1,130,814	32,488	2,124,120

Proposal 3.  Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified by the Company’s stockholders as follows:

For	Against	Abstain	Broker Non-Votes
49,590,755	1,449,551	22,049	—

Item 8.01 Other Events.

On June 21, 2021, the Company issued a press release regarding the appointment of Ms. Hawthorne to the Company’s Board of Directors. A copy of this press release is furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release of ASGN Incorporated dated June 21, 2021
104.1	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

/s/ Jennifer Hankes Painter
Date: June 21, 2021	Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary